                               LICENSE AGREEMENT

     This Agreement is made as of the 13 day February of 1996, between MEDISORB
                                      --     --------    ----
TECHNOLOGIES INTERNATIONAL L.P., a Delaware limited partnership (hereinafter "Medisorb") and JANSSEN PHARMACEUTICA INC., a New Jersey corporation ("Janssen US").

     WHEREAS, Medisorb and Janssen Pharmaceutica International, an affiliate of Janssen US, have entered into a certain Development Agreement, dated December 23, 1993 (the "Development Agreement"), for the development of a Product (as described below); and

     WHEREAS, Janssen Pharmaceutica International has an option under the Development Agreement to enter into this License Agreement for the Medisorb technology required to make, use and sell the Product, which option Janssen Pharmaceutica International has assigned to Janssen US with the consent of Medisorb and which option Janssen US has elected to exercise; and

     WHEREAS, the parties believe that it is in their mutual best interest for Medisorb to license to Janssen US on an exclusive basis in the Territory, Medisorb Patents and Technical Information within the Field, upon the terms and conditions set forth herein;

     NOW, IT IS HEREBY AGREED AS FOLLOWS:

     (1) Definitions:  The following terms shall have the meanings ascribed to
         -----------
them herein, unless the context otherwise requires:

         (a) "Affiliate" shall mean any company controlling, controlled by, or under common control with a party by ownership, directly or indirectly, of fifty percent (50%) or more of the total ownership or by the power to control the policies and actions of such company.

         (b) "Development Program" shall mean the development activities conducted by the parties pursuant to the Development Agreement.

         (c) "Field" shall mean the treatment of [

                                                     ].

         (d) "Improvements" shall mean any improvements or developments to or of the Patents and Technical Information in the Field which Medisorb may acquire,

      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN
      FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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Janssen US-Medisorb                                                       Page 2
License Agreement

discover, invent, originate, make, conceive or have a right to, in whole or in part, during the term of this Agreement, whether or not such improvement or development is patentable.
         (e) "Medisorb Polymers" shall mean bioresorbable aliphatic polyesters based on glycolide, lactide, caprolactone and combinations of such polymers, which are manufactured by Medisorb and utilized in Product(s) licensed under this Agreement.

         (f) "NDA" shall mean a New Drug Application and all supplements filed pursuant to the requirements of the United States Food and Drug Administration, including all documents, data and other information concerning Product which are necessary for, or included in, FDA approval to market a Product as more fully defined in 21 C.F.R. 314.5 et seq. or any other similar application for marketing authorization filed with the appropriate regulatory authorities in other countries of the Territory (as defined hereinafter).

         (g) "Net Sales" shall mean the gross amounts received from sales of Products during a calendar quarter to third parties by Janssen US, its Sublicensees or any Affiliate of either, less any: (i) applicable sales taxes;
(ii) cash trade or quantity discounts; (iii) amounts repaid or credited by reason of rejections or return of goods; or (iv) freight, postage and duties paid for. No deduction from the gross sales price shall be made for any item of cost incurred by the seller in its own operations incident to the manufacture, sale or shipment of the product sold. For purposes hereof, Net Sales shall not include sales of a Product from Janssen US or an Affiliate of Janssen US to any Affiliate or Sublicensee of either; it being intended that Net Sales shall only include sales to unrelated third-parties.

         (h) "Patents" shall mean (i) any and all existing issued patents and patent applications or parts thereof which describe and claim a depot
formulation of [       ], or any chemical analogues of [       ] with similar
physiological activity, based on polymers of lactic and glycolic acids and the production and use thereof; (ii) any other patents and patent applications filed by or on behalf of Medisorb, or under which Medisorb has the rights to grant licenses, which are needed to practice the inventions; and (iii) any reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, or divisions of or to any of the foregoing which are granted hereafter or any additional protection certificate granted with respect thereto.

         (i) "Product(s)" shall mean any and all depot formulations of [     ],
or any chemical analogues of [       ] with similar physiological activity,
based on polymers of lactic and glycolic acids which are designed to deliver
[       ], or any of its chemical analogues, over an extended period.


      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN
      FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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Janssen US-Medisorb                                                       Page 3
License Agreement


         (j) "Sublicensees" shall mean any company or companies, other than Janssen US's Affiliates, sublicensed by Janssen US.

         (k) "Technical Information" shall mean all unpatented information, know-how, practical experience, procedures, methodology, specifications, formulae and data whether or not the same shall be patentable which have been heretofore developed or acquired by Medisorb prior to the date of this Agreement and which are necessary in order to use, manufacture or sell Products in the Field.

         (l) "Territory" shall mean the United States, its Territories, Protectorates, Commonwealths, and all other political subdivisions of the United States.

     (2)  License Grant
          -------------

         (a) Medisorb hereby grants to Janssen US in the Territory an exclusive license under the Patents and Technical Information existing prior to the effective date of this Agreement, with the right to grant sublicenses thereunder, for all purposes within the Field to practice and use the Patents and Technical Information, including the rights to manufacture and have manufactured, to use and have used, and to sell and have sold Products. Medisorb exclusively retains all rights under the Patents and Technical Information outside the Field and for use other than in Products. The right to grant sublicenses granted hereunder is exclusive to Janssen US and shall not extend to Janssen US Affiliates or Sublicensees.

         (b) Medisorb shall offer to Janssen US for incorporation into this License Agreement on reasonable terms and conditions, Medisorb Improvements in the Field which, if incorporated into Janssen US's then current commercial Product(s), would: (i) result in significant changes in either the specifications for such Product(s) or the processes for producing such Product(s), and (ii) would reasonably be expected to result in enhanced market value and/or profitability of such Product(s). Examples of such Improvements would include: (i) the development by Medisorb of a non-aqueous injection vehicle which offers significant advantages with respect to ease of administration and (ii) the development by Medisorb of technology enabling [
                                                                            ].
It is the parties' understanding that the effect of any such license amendment would, in general, be either an extension of the term of this Agreement for a mutually agreed period or a marginal increase in the then current royalty rate. All other Medisorb Improvements shall be made available to Janssen US for its use without further agreement. Proprietary rights to Improvements jointly developed by Medisorb and Janssen US or any of its Affiliates shall be governed by the terms of Section 5(c) of this Agreement.



      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN
      FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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Janssen US-Medisorb                                                       Page 4
License Agreement



         (c) In the event that at any time during the term of this Agreement Medisorb is unable for any reason whatsoever to supply the Medisorb Polymers required by Janssen U.S. for use in Products, then the license granted under paragraph 2(a) above shall be expanded to include the Medisorb Technology required to make and use the Medisorb Polymers.

     (3) Royalties:
         ----------

         (a) Janssen US shall pay or cause to be paid to Medisorb a running royalty with respect to all Products sold to customers in the Territory by Janssen US, its Affiliates and Sublicensees, payable quarter-annually in arrears within sixty (60) days following the end of Janssen US's regular fiscal quarters
in any year during the term hereof, as follows: (i) [     ]% of the Net Sales of
each unit of Product sold during the preceding calendar quarter during the term hereof, if such unit of Product was manufactured by Medisorb pursuant to a
written contract for the supply of Product; or (ii) [     ]% of the Net Sales of
each unit of Product sold during the preceding calendar quarter during the term hereof, if such unit of Product was not manufactured by Medisorb pursuant to a written contract for the supply of Product. Any withholding or other tax that Janssen US or any of its Affiliates or Sublicensees are required by statute to withhold and pay on behalf of Medisorb with respect to the royalties payable to Medisorb under this Agreement shall be deducted from said royalties and paid contemporaneously with the remittance to Medisorb; provided, however, that in regard to any tax so deducted Janssen US shall furnish Medisorb with proper evidence of the taxes paid on its behalf.

         (b) In the event that Product is not claimed in a valid Patent effective in the Territory and a similar product obtains a market share greater
than [    ]% of the total market revenues for Products and similar products in such country, the parties agree to meet and negotiate in good faith an appropriate reduction in the royalty rate then in effect. In no event shall a reduction in royalty rates pursuant to this section result in royalty rates
[       ] of the rates specified under Section 3(a)(i) and 3(a)(ii) of this
Agreement. For the purposes of this section, "similar product" shall mean a generic version of the Product(s) where: (i) the active agent is
[                 ], or a chemical analogue thereof and (ii) the excipient is comprised of lactic and/or glycolic acids. In the event that patent protection in the Territory for Product(s) becomes available subsequent to a royalty reduction pursuant to this section, the parties agree to (i) reinstitute the royalty otherwise applicable, and (ii) in the event that any recovery is obtained for prior infringement of the subsequently issued patent, the parties will first apply such recoveries to reimbursing Medisorb for royalties it would otherwise have received.

      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN
      FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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Janssen US-Medisorb                                                       Page 5
License Agreement


         (c) Janssen US shall keep complete and adequate records with respect to the proceeds of Products on which it has to pay royalties payable hereunder for at least two (2) years after expiry of the year they concern. Medisorb shall have the right to have such records of Janssen US inspected and examined, at Medisorb's expense, for the purpose of determining the correctness of royalty payments made hereunder.

Such inspection shall be made by an independent, certified public accountant to whom Janssen US shall have no reasonable objection. Such accountant shall not disclose to Medisorb any information other than that necessary to verify the accuracy of the reports and payments made pursuant to this Agreement. It is understood that such examination with respect to any quarterly accounting period shall take place not later than two (2) years following the expiration of said period. Not more than one examination per year shall take place.

Based upon the verification of such reports and whenever there is reasonable doubt about the accuracy of the sales of Product realized by an Affiliate or sublicensee, Medisorb may reasonably request Janssen US to audit the books of such Affiliate or such sublicensee in accordance with any applicable contractual provision, in order to confirm the accuracy of such reports.

     (4) Production of Product/Technology Transfer:
         -----------------------------------------

         (a) Janssen US shall use its reasonable efforts consistent with its overall business practices and strategies to commercialize and market Product, or to have the same commercialized and marketed in the Territory.

         (b) In the event that Janssen US determines to manufacture Product itself or through an Affiliate or have Product manufactured by a third party, Medisorb shall transfer to Janssen US and/or Affiliate all relevant Technical Information, and provide such technical assistance, upon mutually agreed terms and conditions, as is required by Janssen US in order to enable the manufacture of Product by Janssen US, its Affiliate or its designated third party manufacturer. However, with respect to such third party manufacturers, except as limited by a written Product manufacturing agreement between Janssen US and Medisorb, Medisorb will have a right of first refusal as to the manufacture and supply to Janssen US of all Product(s), and component bioabsorbable polymers utilized in such Product(s). Medisorb will have a period of thirty (30) days following written notice from Janssen US of terms it is offering to, or prepared to accept from, a third party manufacturer to notify Janssen US of its intention to exercise its right of first refusal to supply Product and/or component bioabsorbable polymers thereof to Janssen US, its Affiliates and Licensees on terms no less favorable to Janssen US than those offered by such


      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN
      FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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Janssen US-Medisorb                                                       Page 6
License Agreement



third party manufacturer. Such third party manufacturer cannot be an in-kind competitor to Medisorb and must be reasonably acceptable to Medisorb with respect to confidential protection of Medisorb's Technical Information. In the event that at any time during the term of this Agreement Medisorb is unable for any reason whatsoever to supply the Medisorb Polymers required by Janssen U.S. for use in Products, then the right of first refusal under this paragraph respecting the supply of the component bioabsorbable polymers shall be eliminated. For the purposes of this section, an "in-kind" competitor shall mean any organization which regularly engages in the contract development and/or contract manufacture of injectable controlled release drug delivery systems comprising a polymeric excipient based on lactic and/or glycolic acids and/or other closely related monomers. This Section 4(b) specifically supersedes
Section 7(B) of the Development Agreement, which Section 7(B) shall be of no further force or effect.

     (5)  Proprietary Rights
          ------------------

          (a) Medisorb will retain title to and ownership of all technology (including, without limitation, all patents, inventions, and data relating thereto) relating to absorbable polymers, controlled release of active agents, and/or manufacturing methods or processes relating to such polymers and the controlled delivery systems for active agents based on such polymers previously owned by Medisorb or developed by Medisorb as a result of the Development Program or otherwise. Medisorb will pay its own costs and expenses in connection with the protection of any such technology, including all patent application and maintenance costs and Janssen US agrees to provide Medisorb with any necessary utility information.

     Medisorb shall inform Janssen US of any patent application it wishes to file to protect proprietary rights defined in Article 5, resulting from either the Development Program or the preliminary Development Program and shall forward a copy of any such patent application to Janssen US at least one month prior to filing.

     Medisorb shall consider any suggestions made by Janssen US for amplifying such application and shall accordingly amend the application where in Medisorb's opinion it is appropriate.

     Medisorb shall not abandon part or whole of any of the patents or patent applications without having first consulted Janssen US, which shall have the right to further pursue any patents or patent applications which Medisorb wishes to abandon, or parts thereof, in its own name and at its own expense.

      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen US-Medisorb                                                       Page 7
License Agreement


          (b) Janssen US and/or its Affiliate will retain title to and ownership of all technology (including, without limitation, all patents, inventions, and
data relating thereto) relating to [         ] or any chemical analogues of
[         ] with similar physiological activity previously owned by Janssen US and/or its Affiliate or developed by Janssen US and/or affiliate as a result of this Agreement or otherwise. Janssen US and/or its Affiliate will pay its own costs and expenses in connection with the protection of any such technology, including all patent application and maintenance costs and Medisorb agrees to provide Janssen US with any necessary utility information.

          (c) Any inventions, other than those falling under either section 5(a) or 5(b) hereof, having an inventorship jointly between at least one employee of Janssen US or an Affiliate of Janssen US and one employee of Medisorb or an Affiliate of Medisorb shall be jointly-owned by Janssen US or Janssen US Affiliate as the case may be and Medisorb. Each party will cooperate fully in the filing and prosecution of such patent applications.

     Janssen US and Medisorb shall agree on which of both shall be responsible for the filing, prosecution and maintenance of any such joint patent applications and patents (hereinafter referred to as the "Responsible Party") in Territory. In principle, the party having contributed the most to the invention to be protected shall be the responsible party, unless agreed upon differently. Upon mutual consent, the responsible party may select an agent for drafting, filing and prosecuting a joint application. However, both parties shall agree who shall be the agent and to what extent this agent shall be used.

     The Responsible Party shall consult the other party when drafting any new jointly owned patent application. The final draft shall be forwarded to the other party at least one month prior to filing to give the opportunity to make final comments.

     The Responsible Party shall not abandon part or whole of any of the patents or patent applications without having first consulted the other party, which shall have the right to further pursue any patents or patent applications which the responsible party wishes to abandon, or parts thereof, in its own name and at its own expense.

     All out-of-pocket costs made in relation to joint patent applications and patents in the Territory shall be shared equally by Janssen US and Medisorb. A statement of costs shall be made up on a quarterly basis and invoiced to the other party.

     Medisorb shall grant to Janssen US an exclusive fully-paid up royalty free license with the right to sublicense to make, have made, use and sell under any such patents or patent applications for the duration of the patents, any continuations, continuations in part,


      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen US-Medisorb                                                       Page 8
License Agreement


divisions, patents of addition, reissues, renewals or extensions thereof or any supplementary protection certificates granted with respect thereto, in respect
of any claims concerning the application of [         ] or any chemical
analogues of [          ] with similar physiological activity. However, nothing
contained in this paragraph shall obviate Janssen US's obligation to pay royalties under Section 3 hereof with respect to any Products developed hereunder.

     Janssen US shall grant to Medisorb an exclusive fully paid-up royalty free license with the right to sublicense to make, have made, use and sell under any such patents or patent applications for the duration of the patents, any continuations, continuations in part, divisions, patents of addition, reissues, renewals or extensions thereof or any supplementary protection certificates granted with respect thereto, in respect of any claims concerning the application of bioabsorbable polymers in the field of human and/or veterinary medicine.

          (d) In addition, each party will retain exclusive title to its respective confidential information in accordance with the provisions of Article 9 below.

     (6)  Patent Infringement
          -------------------

          (a) In the event that either party becomes aware that any third party is infringing in the Territory any patents included within the Patents, the party becoming aware of such infringement shall promptly give notice of such infringement to the other party. Any possible action against such alleged infringement of the Patents will be carried out by either or both of the parties in accordance with the provisions specified hereinafter in paragraphs (b), (c),
(d) and (e).

          (b) Whenever it would concern a patent or patent application falling within the definition of Patents and of which Medisorb retains full title and ownership pursuant to Article 5 a), Medisorb shall use all reasonable efforts to take action against such infringement in its own name, at its own expense and on its own behalf.

     If Medisorb fails to take action against such infringement, or if Medisorb does not use reasonable efforts in carrying out such action after commencement thereof, within thirty (30) days after the notice referred to in paragraph (a) above or after having become aware of such infringement, Janssen US shall be entitled at its own discretion and at its own expense, to take immediate action against such infringement in its own name, at its own expense and on its own behalf. Medisorb will give all reasonable assistance to Janssen in taking such action in accordance with Article 6(e), including giving Janssen the authority to file and prosecute such suit and, if necessary, being named a party in such action. If Janssen US commences or assumes such action, Janssen US may credit
[                    ] of


      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen US-Medisorb                                                       Page 9
License Agreement


any royalty otherwise due to Medisorb for sales in such country or countries against the amount of the expenses and costs of such action, including without limitation, attorney fees actually incurred by Janssen US. The amount of expenses so deducted shall be paid to Medisorb out of the recoveries, if any, received by Janssen US as a result of such action. Except for such repayment of royalties deducted, Janssen US shall be entitled to retain all recoveries therefrom.

     In no event shall Medisorb settle with such infringing third party in the Field without the prior written consent of Janssen US.

          (c) Whenever it would concern a patent or patent application falling within the definition of Patents and of which Janssen US or any of its Affiliates retains full title and ownership pursuant to Article 5 B), Janssen US shall have the right but not the obligation to take action against such infringement in its own name, at its own cost and on its own behalf. If Janssen US fails to take action against such infringement, or if Janssen US does not use reasonable efforts in carrying out such action after commencement thereof, within thirty (30) days after the notice referred to in paragraph (a) above or after having become aware of such infringement, Medisorb shall be entitled at its own discretion and at its own expense, to take action against such infringement. Medisorb shall be entitled to retain all recoveries, if any, therefrom.

          (d) Whenever it would concern a patent or patent application falling within the definition of Patents and of which Janssen US or any of its Affiliates and Medisorb jointly retain full title and ownership pursuant to
Article 5 (c), and whenever in such case the infringing product would be a drug product falling within the definition of the Field, Janssen US shall have the right but not the obligation to take action against such infringement in its own name, at its own cost and on its own behalf. If Janssen US fails to take action against such infringement, or if Janssen US does not use reasonable efforts in carrying out such action after commencement thereof, within thirty (30) days after the notice referred to in paragraph (a) above or after having become aware of such infringement, Medisorb shall be entitled at its own discretion and at its own expense, to take action against such infringement, it being understood that Janssen US will have a continuing right to take over any such action at its own expense and shall pay to Medisorb from any recoveries Janssen US receives
(i) Medisorb's expenses and (ii) from any sums remaining after deduction of Medisorb's and Janssen US's expenses, an amount proportionate to Medisorb's expenses in relation to Janssen US's expenses.

     Whenever it would concern a patent or patent application falling within the definition of Patents and of which Janssen US or any of its Affiliates and Medisorb jointly retain full title and ownership pursuant to Article 5 (c), and whenever in such case the


      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen US-Medisorb                                                      Page 10
License Agreement


infringing product would be a drug product falling outside the definition of the Field, Medisorb shall have the right but not the obligation to take action against such infringement in its own name, at its own cost and on its own behalf. If Medisorb fails to take action against such infringement, or if Medisorb does not use reasonable efforts in carrying out such action after commencement thereof, within thirty (30) days after the notice referred to in paragraph (a) above or after having become aware of such infringement, Janssen US shall be entitled at its own discretion and at its own expense, to take action against such infringement, it being understood that Medisorb will have a continuing right to take over any such action at its own expense. If Janssen US commences or assumes such action, Janssen US may credit
[                           ] of any royalty otherwise payable to Medisorb
payable hereunder against the amount of the expenses and costs of such action, including without limitation, attorney fees actually incurred by Janssen US. The amount of expenses so deducted shall be paid to Medisorb out of the recoveries, if any, received by Janssen US as a result of such action. Except for such repayment of royalties deducted, Janssen US shall be entitled to retain all recoveries therefrom.

          (e) Each party agrees to cooperate reasonably with the other party in such litigation, including making available to the other party records, information, and evidence relevant to the infringement of the Patent.

     (7)  Third Party Intellectual Property Rights
          ----------------------------------------

          (a) Medisorb warrants that to the best of its current knowledge and belief the Products to be developed hereunder will not infringe the patent rights of any third party.

          (b) In the event that the manufacture, use or sale of the Product would constitute an infringement of the rights of a third party in the Territory because of the use of the Patents or Medisorb's know how, each party shall, as soon as it becomes aware of the same, notify the other thereof in writing, giving in the same notice full details known to it of the rights of such third party and the extent of any alleged infringement. The parties shall after receipt of such notice meet to discuss the situation, and, to the extent necessary attempt to agree on a course of action in order to permit Janssen US to practice the license granted hereunder. Such course of action may include:
(a) modifying the Product or its manufacture so as to be noninfringing; (b) obtaining an appropriate license from such third party; or (c) fight the claim or suit. In the event that within a short period of time, the parties fail to agree on an appropriate course of action Janssen US may decide upon the course of action in the interest of the further development, manufacturing or commercialization of the Product.


      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN
      FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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Janssen US-Medisorb                                                      Page 11
License Agreement


          (c) In the event that the parties cannot agree on modifying the Product or in the case that such modification would not be economically viable or regulatory feasible, Janssen US, whenever it relates to know how, whether patented or not, owned by Janssen US in accordance with the provisions of
Article 5 (b) and (c), or Medisorb, whenever it relates to know how, whether patented or not, owned by Medisorb in accordance with the provisions of Article 5 (a), will have the right to negotiate with such third party for such license. Both parties hereto will in any event in good faith consult with each other with respect to such negotiations and the party negotiating such license as indicated above, will make every effort to minimize the amount of license fees and royalties payable thereunder. In no event shall either party as a result of such settlement, grant a sublicense or cross license to the third party to settle the suit, without the prior written approval of the other party. In the event that such negotiations result in a consummated agreement, any license fee and/or royalties to be paid thereunder shall be paid by the party responsible for the
negotiations as indicated above, [                        ] of any license fees
or royalties paid by Janssen US under such license will be creditable against royalties due to Medisorb hereunder.

          (d) In the event that either or both parties would further to such notification under Paragraph 7 (b) decide to defend such suit or claim in which a third party alleges that the manufacture, use or selling of the Product in the Territory infringes said third party's patent in, Janssen US shall have the
right to apply [                             ] of the royalties due to Medisorb
on the sales of the allegedly infringing Product against its litigation expenses.

     (8)  Term:
          ----

          (a) Except as otherwise provided herein, this Agreement and the term of the license granted to Janssen US hereunder shall commence on the date first written above and shall expire (i) upon expiration of the last to expire Patent or (ii) fifteen (15) years after the date of the first commercial sale of Product in the Territory, whichever is later; provided, that in no event shall the license granted hereunder expire later than the twentieth anniversary of the first commercial sale of Product. After expiration of the license granted to Janssen US hereunder, Janssen US shall retain a fully paid-up non-exclusive license to manufacture, use and sell Products in the Field in the Territory.

          (b) Medisorb may convert the exclusive license granted under this Agreement to non-exclusive if Janssen US does not maintain the following minimum annual royalty payments to Medisorb. With respect to the entire Territory, the minimum royalty obligation will first apply to the twelve month period following the anniversary of the end of the month in which the Product was launched. During the first twelve month period and each subsequent twelve month period that such minimum royalty obligation is applicable, the


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

Janssen US-Medisorb                                                      Page 12
License Agreement


minimum royalty amount to be paid by Janssen US will be calculated by
multiplying the applicable royalty rate by [   ] percent of the actual aggregate
net sales of other [        ] products in the Territory during such twelve month
period.

Janssen US shall have the right to make up any shortfall in minimum royalty payments from Product sales in the Territory provided, such make-up payment is made at the same time and in the same manner as required for the underlying minimum royalty obligation.

          (c) In the event that either party shall enter or be put into voluntary or compulsory liquidation or have a receiver appointed or default in the observance or performance of its obligations under this Agreement and shall fail to remedy such default within ninety (90) days after the delivery of written notice from the other party, the other party shall be entitled upon giving written notice to terminate this Agreement.

          (d) Janssen US may terminate this Agreement without cause upon 30 days prior written notice. Thereafter, Janssen US shall have no further rights or privileges with respect to the use of Medisorb Technology in Products and Medisorb shall be under no further obligation of non-competition or exclusive dealing.

          (e) Any early termination of the Agreement shall be without prejudice to the rights of either party against the other accrued under this Agreement prior to termination.

          (f) Upon any termination of this Agreement, any remaining inventory of Product may be sold, provided all royalties otherwise due hereunder are paid with respect to such sales.

          (g) All rights and licenses granted under or pursuant to this Agreement by Medisorb to Janssen U.S. are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses to "intellectual property" as defined under section 101(60) of the Bankruptcy Code. The parties agree that Janssen, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

     (9)  Confidentiality:
          ---------------

          (a) Each party agrees to keep confidential and to not use for any purpose other than as set forth herein all technical information and materials supplied by the other hereunder and any information a party may acquire about the other or its activities as a result of entering into this Agreement, provided that such obligation shall not apply to

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

Janssen US-Medisorb                                                      Page 13
License Agreement


technical information or material which: (i) was in the receiving party's possession without restriction prior to receipt from the other party or its Affiliates; (ii) was in the public domain at the time of receipt; (iii) becomes part of the public domain through no fault of the receiving party; (iv) shall be lawfully received from a third party with a right of further disclosure; (v) shall be required to be disclosed by law, by regulation or by the rules of any securities exchange.

          (b) Except as may be otherwise provided herein, the confidentiality obligations as set out in this Section shall continue so long as this Agreement remains in force and thereafter for a period of seven (7) years.

          (c) Janssen US shall cause its Affiliates and Sublicensees to abide by the obligations of confidentiality with respect to unpublished information within the Patents and Technical Information.

          (d) Any confidential information relating to the subject matter of this Agreement imparted to the other party prior to the execution of this Agreement shall be considered to fall under the terms of this Agreement.

     (10) Disclaimer of Warranty: Medisorb makes no representations or
          ----------------------
warranties, express or implied, with respect to the Medisorb Patents and Technical Information licensed to Janssen US hereunder, including without limitation any warranties of merchantability or fitness for a particular purpose.


     (11) Liability
          ---------

          (a) Janssen US agrees to indemnify, defend and hold harmless Medisorb from and against any liability, loss, damages and expenses (including reasonable attorney fees) Medisorb may suffer as the result of claims, demands, costs or judgments which may be made or instituted against Medisorb by reason of personal injury or damage to property arising out or caused by Janssen US's promotion, use and sale of the Product, except where such liabilities claims, demands, costs or judgments are caused by Medisorb's failure to provide Janssen US with any information as specified in Section 12 (c) and Article 13. Medisorb will notify Janssen US as soon as it becomes aware of any such claim or action and agrees to give reasonable assistance in the investigation and defense of such claim or action it being understood that it shall allow Janssen US to control the disposition of the same.



      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
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

Janssen US-Medisorb                                                      Page 14
License Agreement


          (b) Medisorb agrees to indemnify, defend and hold harmless Janssen US from and against any liability, loss, damages and expenses (including reasonable attorney fees) Janssen US may suffer as the result of claims, demands, costs or judgments which may be made or instituted against Janssen US by reason of personal injury or damage to property arising out or caused by Medisorb's failure to provide Janssen US with any information as specified in Section 12
(c) and Article 13.

          (c) In no event shall either party be liable for loss of profits, loss of goodwill or any consequential or incidental damages of any kind of the other party.

     (12) Product Information and Adverse Drug Events
          -------------------------------------------

          (a) As Janssen US has superior knowledge of the end-use applications to which Products licensed hereunder will be put, Janssen US is responsible for providing third parties with adequate information as to the medical profile of such Products. Janssen US will provide Medisorb with copies of the product information document which is part of the NDA for the Product.

          (b) Medisorb does not claim the expertise to judge whether Product(s) will perform acceptably in Janssen US's application(s). Janssen US is the sole judge as to whether Product(s) will perform acceptably in Janssen US's application(s). Janssen US represents and warrants on an on-going basis during the term of this agreement that it has the capability to assess the suitability of Product(s) in Janssen US's application(s) and agrees to conduct adequate testing to confirm the safety and efficacy of Products prior to commercialization.

          (c) Medisorb will provide to Janssen US promptly after its discovery by Medisorb, any information in its possession which indicates adverse effects in humans associated with the Products, including the bioabsorbable polymeric components thereof, licensed hereunder. For the purpose of this Agreement "adverse event" shall mean an experience which is noxious and unintended and which occurs at doses normally used in man for the prophylaxis, diagnosis or therapy of a disease or for the modification of a physiological function and any report of an overdose.

     (13) Government Approvals
          --------------------

     Janssen US shall be responsible for conducting all necessary testing as well as determining what, if any, government approvals are required for the use and sale of Product licensed hereunder and shall comply with all such requirements prior to and following the sale or distribution of such Products.


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      TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN
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

Janssen US-Medisorb                                                      Page 15
License Agreement


     Medisorb shall cooperate fully with Janssen US in obtaining regulatory approvals for Product licensed hereunder and shall, at Janssen US's request, provide appropriate regulatory authorities with any and all information concerning Medisorb's technology, Medisorb polymers and Medisorb's manufacturing process for such Product.

     In this respect Medisorb undertakes that it has submitted or will as soon as possible submit a type IV Drug Master File to the FDA identifying Medisorb's method of manufacture, release specifications and testing methods used in the manufacture of Medisorb Polymers and a type I Drug Master File of Medisorb's manufacturing facilities where Product may be manufactured. Medisorb will authorize Janssen U.S. at its request to cross-reference any Drug Master Files relating to the Medisorb Polymers.

     (14) Force Majeure:  Neither party shall be liable for its failure to
          -------------
perform any of its obligations hereunder if such failure is occasioned by a contingency beyond its reasonable control including, but not limited to, occurrences such as strikes or other labor disturbances, lock out, riot, war, default by a common carrier, fire, flood, storm, earthquake, other acts of God, inability to obtain raw materials, failure of plant facilities or government regulation, act or failure to act. Each party shall notify the other immediately upon occurrence or cessation of any such contingencies. If such contingency continues unabated for at least 180 consecutive days, either party shall have the right to terminate this Agreement without further obligation beyond those actually incurred prior to such termination.

     (15) Press Communications:  Neither party shall originate any publicity,
          --------------------
news release or public announcement, written or oral relating to this Agreement, including its existence, without the prior written approval of the other party.

     (16) Notices:  Any legal notice required or permitted hereunder shall be
          -------
considered properly given if in writing and sent by first class mail, certified mail or by telefacsimile to the party being notified at the respective address of such party as follows:

     If to Medisorb:

               Medisorb Technologies International L.P.
               6954 Cornell Road
               Cincinnati, OH 45242

               Facsimile: 513-489-2348

     If to Janssen US:


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

Janssen US-Medisorb                                                      Page 16
License Agreement



               Janssen U.S.
               1125 Trenton-Harbourton Road
               P.O. Box 200
               Titusville, New Jersey 08560-0200

               Facsimile:  609-630-2616

               with a copy to Janssen Pharmaceutica International
                         Kollerstrasse 38
                         6300 Zug 6
                         Switzerland
                         Facsimile: 00-41-42449565

Such notice shall be effective upon receipt or upon refusal to accept such notice. In any case, notice shall be presumed effective no later than five (5) days after such notice is sent.

          Neither party shall originate any publicity, news release or public announcement, written or oral, relating to this Agreement, including its existence, without the written approval of the other party.

          (17) Assignment:  This Agreement shall not be assigned by either party
               ----------
without the prior written consent of the other party; provided, however, that assignment shall be permitted without such consent to any party, not less than 50% of the total interest of which owns, is owned by, or is under common control with the assigning party. In the event of any such permitted assignment the assignee shall be subject to and shall agree in writing to be bound by the terms and conditions of this Agreement.

          (18) Dispute Resolution:  The parties shall amicably discuss and
               ------------------
negotiate any matters which arise under this Agreement and are not specifically set forth hereunder. If any disputes arise under this Agreement, the parties shall use their reasonable efforts to meet and resolve such disputes. In the event that the parties are unable to resolve any such disputes, then both parties hereby agree to submit said disputes to the jurisdiction of the competent courts of the State of New Jersey and agree that any litigation in any way related to this Agreement shall be submitted to such courts and that same shall be subject to the laws of the State of New Jersey without regard to its rules respecting choice of law.

          (19) Severability:  In the event any one or more of the provisions of
               ------------
this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or any of the parties hereto to be invalid, illegal or unenforceable such provision or provisions shall be validly reformed to as nearly approximate the intent of the


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

Janssen US-Medisorb                                                      Page 17
License Agreement


parties as possible and, if unreformable; shall be divisible and deleted in such jurisdiction, elsewhere this Agreement shall not be affected.

          (20) Captions:  The captions of this Agreement are for convenience
               --------
only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

          (21) Waiver:  The failure on the party of a party to exercise or
               ------
enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time thereafter.

          (22) Survival:  The following Articles of this Agreement shall survive
               --------
the termination or expiration of this Agreement:  5, 9, 10, 11, 15, 17,  and 18.

          (23) Miscellaneous:  This Agreement may be executed by the parties
               -------------
hereto in counterparts, each of which when so executed and delivered shall be considered to be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement is the complete agreement of the parties and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally , but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.

          IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement as of the day and year first above written.


JANSSEN PHARMACEUTICA INC.

By: /s/ Paula F. Costa
    ------------------------------
Name: Paula F. Costa
      ----------------------------
Title: President
       ---------------------------
Date: 2/13/96
      ----------------------------


(Second Janssen  Signatory)
- ---------------------------


By: /s/ Bruce D. Given
    ------------------------------
Name: Bruce D. Given
      ----------------------------
Title: Group Vice President
       ---------------------------


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

Janssen US-Medisorb                                                      Page 18
License Agreement



Date: 2/16/96
      ----------------------------


MEDISORB TECHNOLOGIES INTERNATIONAL  L.P.
by:  Medisorb Technologies
     International, Inc.,
     its General Partner


By: /s/ David R. Lohr
    ------------------------------
Name:  David R. Lohr
      ----------------------------
Title:    President
       ---------------------------
Date: January 31, 1996
      ----------------------------











      THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN
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